EXHIBIT 3(b)

                            SBM CERTIFICATE COMPANY
                           (A Maryland Corporation)
                                    BY-LAWS

                        ARTICLE I. NAME OF CORPORATION,
                         LOCATION OF OFFICES, AND SEAL

Section 1.01. NAME: The name of the Corporation is SBM Certificate Company.

Section 1.02. PRINCIPAL OFFICE: The principal office of the Corporation in the State of Maryland shall be located at 2 Wisconsin Circle Seventh Floor Chevy Chase, MD 20815, c/o John J. Lawbaugh. The Corporation may, in addition, establish and maintain such other offices and places of business, within or outside the State of Maryland, as the Board of Directors may from time to time determine. [MGCL, Sections 2-103(4), 2-108(a)(1)] (1)

Section 1.03. SEAL: The corporate seal of the Corporation shall be circular in form, and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word "(Seal)" adjacent to the signature of the authorized officer of the Corporation. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. [MGCL, Sections 1-304(b), 2-103(3)]

                           ARTICLE II. SHAREHOLDERS

Section 2.01. ANNUAL MEETINGS: The Corporation shall not be required to hold an annual meeting of its shareholders in any year in which election of Directors is not required to be acted upon under the Investment Company Act. In the event that the Investment Company Act requires the Corporation to hold a meeting of shareholders to elect Directors, such meeting shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the Corporation in which the meeting is held, and shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act, but in no event later than one hundred and twenty (120) days after the event requiring the meeting. At any such meeting, the shareholders shall elect JOHN J. LAWBAUGH AS PRESIDENT.

(1) Bracketed citations are to the State of Maryland General Corporation Law ("MGCL") or to the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), or to Rules of the United States Securities and Exchange Commission thereunder ("ICA Rules"). The citations are inserted for reference only and do not constitute a part of the By-Laws. Directors to hold the offices of any Directors, as required by applicable law. Except as the Articles of Incorporation or applicable law provides otherwise, Directors may transact any business within the powers of the Corporation as may properly


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come before the meeting.  Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by applicable law to be stated in the notice. The use of the term "annual meeting" in these By-Laws shall not be construed as implying a requirement that a shareholder's meeting be held annually. [MGCL, Section 2-501]

Section 2.02. SPECIAL MEETINGS: Special meetings of the shareholders may be called at any time by the Chairman of the Board, if there be such an officer, the President, any Vice President, or by the Board of Directors. Special meetings of the shareholders also shall be called by the Secretary on the written request of shareholders entitled to cast at least ten (10) percent of all the votes entitled to be cast at such meeting, PROVIDED that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and (b) the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any annual or special meeting of the shareholders held during the preceding twelve (12) months. [MGCL, Section 2-502]

Section 2.03. PLACE OF MEETINGS: All shareholders' meetings shall be held at such place within the United States as may be fixed from time to time by the Board of Directors. [MGCL, Section 2-503]

Section 2.04. NOTICE OF MEETINGS: Not less than ten (10) days, nor more than ninety (90) days before each shareholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating (a) the time and place of the meeting, and (b) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by applicable law to be given. Such notice shall be personally delivered to the shareholder, or left at his (2) residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. No notice of a shareholders' meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders' meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred and twenty (120) days after the original record date. [MGCL, Sections 2-504, 2-511(d)]

Section 2.05. SHAREHOLDER CONFERENCE COMMUNICATIONS: Shareholders may participate in a shareholders' meeting by means of a conference call or similar communication equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting, unless otherwise prohibited by applicable law. [MGCL, Section 2-502.1]


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Section 2.06. VOTING IN GENERAL:  Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws, or as required by provisions of the Investment Company Act or other applicable law, at every shareholders' meeting, each shareholder shall be entitled to one (1) vote for each share of stock of the Corporation validly issued and outstanding and held by such shareholder, except that no shares held by the Corporation shall be entitled to a vote. Fractional shares shall be entitled to fractional votes. Except as otherwise specifically provided in the Articles of Incorporation, or these By-Laws, or as required by provisions of the Investment Company Act or other applicable law, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, Sections 2-214(a)(1), 2-506(a)(2), 2-507(a), 2-509(b)]

Section 2.07. VOTING SHAREHOLDERS ENTITLED TO VOTE: If a record date has been established for the determination of shareholders entitled to notice of or to vote at any shareholders' meeting in accordance with section 8.05 hereof, each such shareholder of the Corporation shall be entitled to vote in person or by proxy, each share or fraction of a share of stock outstanding in his name on the books of the Corporation on such record date. [MGCL, Section 2-507]

Section 2.08. VOTING PROXIES: The right to vote by proxy shall exist only if the shareholder has authorized another person to act as proxy by signing a writing authorizing the other person to act as proxy. Such signing may be accomplished by the shareholder or the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. A copy, facsimile communication, or other reliable reproduction of the writing or transmission herein authorized may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. A proxy is revocable by a shareholder at any time without condition or qualification unless made irrevocable in accordance with Maryland General Corporation Law, as amended, from time to time ("Maryland Law"). No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. Unless otherwise agreed to in writing, the holder of record of a share of stock, which actually belongs to another, shall issue a proxy to vote the share to the actual owner on his demand. [MGCL,
Section 2-507]

Section 2.09. QUORUM: The presence at any shareholders' meeting, in person or by proxy, of shareholders entitled to cast one-third of the votes entitled to be cast at the meeting shall constitute a quorum, unless otherwise required by applicable law. [MGCL, Section 2-506(a)]

Section 2.10. ABSENCE OF QUORUM: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no shareholder entitled to vote is present in


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person or by proxy,  any officer  present who is entitled to preside at or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.11. STOCK LEDGER AND LIST OF SHAREHOLDERS: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent, containing the names and addresses of all shareholders and the number of shares of each series or class held by each shareholder. Such stock ledger may be in written form, or any other form capable of being converted into written form within a reasonable time for visual inspection. One or more persons, who together and for at least six (6) months have been shareholders of record of at least five (5) percent of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the shareholders of the Corporation. Within twenty (20) days after such a request, there shall be prepared and filed at the Corporation's principal office a list, verified under oath by an officer of the Corporation or by its transfer agent or registrar, which sets forth the name and address of each shareholder and the number of shares of each series or class which the shareholder holds. [MGCL, Sections 2-209, 2-513]

Section 2.12. INFORMAL ACTION BY SHAREHOLDERS: Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, if the following are filed with the records of shareholders' meetings:

(a) A unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and

(b) A written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting, but not entitled to vote at it. [MGCL, 2-505]


                        ARTICLE III. BOARD OF DIRECTORS

Section 3.01. NUMBER AND TERM OF OFFICE: The Board of Directors shall consist of three (3) Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors, PROVIDED that the number of Directors shall not be more than eleven (11) nor less than the lesser of (i) three (3) or (ii) the number of shareholders of the Corporation. Each Director (whenever elected) shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation, or removal. [MGCL, Sections 2-402, 2-404 2-405(b)]


Section 3.02. QUALIFICATION OF DIRECTORS: No member of the Board of Directors need be a shareholder of the Corporation. The composition of the Board of Directors shall at all times comply with the requirements of applicable law.


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[MGCL, Section 2-403; Investment Company Act, Section 10]

Section 3.03. ELECTION OF DIRECTORS: Until the first annual meeting of shareholders and until successors are duly elected and qualified, the Board of Directors shall consist of the person(s) named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 3.04 and
3.05 hereof, at each annual meeting, the shareholders shall elect Directors to hold office until the next annual meeting and until their successors are elected and qualified. In the event that Directors are not elected at an annual shareholders' meeting, then Directors may be elected at a special shareholders' meeting. Directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote. [MGCL, Section 2-404]

Section 3.04. REMOVAL OF DIRECTORS: At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of any removed Directors. [MGCL, Sections 2-406, 2-407]

Section 3.05. VACANCIES AND NEWLY CREATED DIRECTORSHIPS: In the event that at any time, other than the time preceding the first meeting of shareholders, any vacancies occur in the Board of Directors by reason of resignation, removal, or otherwise, or if the authorized number of Directors is increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the Directors then in office, whether or not sufficient to constitute a quorum, PROVIDED that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of shareholders, less than a majority of the Directors of the Corporation holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within sixty (60) days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. Except as provided in Section 3.04 hereof, a Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. A Director elected by the shareholders to fill a vacancy, which results from the removal of Director serves for the balance of the term of the removed Director. [MGCL,Section 2-407; Investment Company Act, Section 16(a)]

Section 3.06. GENERAL POWERS:

(a) The property, business, and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all the powers of the Corporation except as conferred upon or reserved to the shareholders of the Corporation by applicable law, by the Articles of Incorporation, or by these By-Laws. [MGCL, Section 2-401]


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(b) All acts done by any  meeting of the Board of  Directors  or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall be treated as valid as if the Directors or such person, as the case may be, were or was duly elected and qualified to be Directors or a Director of the Corporation, notwithstanding that it may be afterwards discovered that there was some defect in the election of the Directors or such person acting as a Director, or that they or any of them were disqualified.

Section 3.07. POWER TO ISSUE AND SELL STOCK: The Board of Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation's authorized shares to such persons as the Board of Directors shall deem advisable. Such resolution shall set the minimum price or value of consideration for the stock or a formula for its determination, and shall include a fair description of any consideration, other than money, and a statement of the actual value of such consideration as determined by the Board of Directors or a statement that the Board of Directors has determined that the actual value is or will be not less than a certain sum. [MGCL, Section 2-203]

Section 3.08. POWER TO DECLARE DIVIDENDS:

(a) The Board of Directors, from time to time as it may deem advisable, may declare that the Corporation pay dividends, in cash, property, or shares of the Corporation available for dividends, out of any source available for dividends, to the shareholders according to their respective rights and interests.

(b) The Board of Directors shall cause a written statement to accompany any dividend payment wholly or partly from any source other than the Corporation's accumulated undistributed net income not including profits or losses realized upon the sale of securities or other properties (as determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect). Such statement shall adequately disclose the source or sources of such payment and the basis of calculation and shall be otherwise in such form as the Securities and Exchange Commission may prescribe. [Investment Company Act, Section 19 and ICA Rule 19a-l]

Notwithstanding the above provisions of this Section 3.08, the Board of Directors may at any time declare and distribute pro rata among the shareholders a stock dividend out of the Corporation's authorized but unissued shares of stock, including any shares previously redeemed by the Corporation. The shares so distributed may be declared and paid to the holders of shares of another series or class. The shares so distributed shall be issued in accordance with these By-Laws and applicable law. [MGCL, Section 2-309]

Section 3.09. BORROWING: The Board of Directors, from time to time as it may deem advisable, may establish limitations upon the borrowing of money and pledging of assets by the Corporation.

Section 3.10. ANNUAL AND REGULAR MEETINGS: The annual meeting of the Board of Directors held for the purpose of choosing officers and transacting other proper business shall be held after the annual shareholders' meeting at such time and place as may be specified in the notice of such meeting of the Board of Directors or, in the absence of such annual shareholders' meeting, at such


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time and place as the Board of Directors  may provide.  The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). [MGCL, Section 2-409(a)]

Section 3.11. SPECIAL MEETINGS: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if there be such an officer, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two (2) or more Directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings. [MGCL, Section 2-409(a)]

Section 3.12. NOTICE: Notice of annual, regular, and special meetings of the Board of Directors shall be in writing, stating the time and place, and shall be mailed to each Director at his residence or regular place of business or caused to be delivered to him personally or to be transmitted to him by telegraph, telecopy, cable, or wireless at least two (2) days before the day on which the meeting is to be held. Except as otherwise required by these By-Laws or the Investment Company Act, such notice need not include a statement of the business to be transacted at, or the purpose of, the meeting. [MGCL, Section 2-409(b)]

Section 3.13. WAIVER OF NOTICE: No notice of any meeting of the Board of Directors need be given to any Director who is present at the meeting or to any Director who signs a waiver of the notice of the meeting (which waiver shall be filed with the records of the meeting) whether before or after the meeting. [MGCL, Section 2-409(c)]


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Section 3.14. QUORUM AND VOTING: At all meetings of the Board of Directors the presence of one-third of the total number of Directors,  but not less than two
(2) Directors if there are at least (2) two Directors, shall constitute a quorum. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by applicable law, by the Articles of Incorporation, or by these By-Laws. [MGCL, Section 2-408]

Section 3.15. DIRECTOR CONFERENCE COMMUNICATIONS: Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting, unless otherwise prohibited by applicable law. [MGCL, Section 2-409(d); Investment Company Act, Sections 15 and 32]

Section 3.16. COMPENSATION: Each Director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

Section 3.17. ACTION WITHOUT A MEETING: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors or of such committee and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, unless otherwise prohibited by applicable law. [MGCL, Section 2-408(c); Investment Company Act, Sections 15 and 32]

                                  ARTICLE IV.
                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.01. HOW CONSTITUTED: By resolution adopted by the Board of Directors, the Board of Directors may appoint from among its members one or more committees, including an Executive Committee and an Audit Committee, each consisting of at least one (1) or more Directors. Each member of a committee shall hold such position at the pleasure of the Board of Directors. [MGCL,
Section 2-411(a)]

Section 4.02. POWERS OF THE EXECUTIVE Committee: Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all of the powers of the Board of Directors to manage the business and affairs of the Corporation except the power to:

(a)   Authorize dividends on stock;

(b)   Issue stocks other than as provided in Section  2-411(b) of the Maryland
      Law;

(c) Recommend to the shareholders any action, which requires shareholder approval;


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(d)   Amend these By-Laws; or

(e) Approve any merger or share exchange, which does not require shareholder approval. [MGCL, Section 2-411(a)]

Section 4.03. OTHER COMMITTEES OF THE BOARD OF DIRECTORS: To the extent provided by resolution of the Board of Directors, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. [MGCL, Section 2-411 (a)]

Section 4.04. PROCEEDINGS, QUORUM, AND MANNER OF ACTING: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum may appoint a member of the Board of Directors to act in the place of such absent member. [MGCL, Section 2-411(a)]

Section 4.05. OTHER COMMITTEES: The Board of Directors may appoint other committees, each consisting of one or more persons who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

                                  ARTICLE V.
                                   OFFICERS

Section 5.01. GENERAL: The officers of the Corporation shall be a President, one or more Vice-Presidents (one or more of whom may be designated Executive Vice President), a Secretary, and a Treasurer, and may include one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board of Directors. [MGCL, Section 2-412]

Section 5.02. ELECTION, TERM OF OFFICE, AND QUALIFICATIONS: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the Board of Directors at its first meeting and thereafter at each annual meeting of the Board of Directors. If any officer or officers are not elected at any such meeting, such officer or officers may be elected at any subsequent regular or special meeting of the Board of Directors. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold two (2) or more offices of the Corporation, except that neither the Chairman of the Board, if there be such an officer, nor the President, may hold the office of Vice-President. A person who holds more than one office may not act in more than one (1) capacity to execute, acknowledge, or verify any instrument required by applicable law, the Articles of Incorporation, or these By-Laws to be executed, acknowledged, or verified by two (2) or more officers of the Corporation, except as otherwise permitted or required by law. The Chairman of the Board of Directors, if there be such an officer, shall be selected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director. [MGCL, Sections 2-412, 2-413, 2-415]

Section 5.03. RESIGNATION: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board if there be such an officer, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.04. REMOVAL: Any officer may be removed from office by the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby. [MGCL, Section 2-413(c)]

Section 5.05. VACANCIES AND NEWLY CREATED OFFICES: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors. [MGCL, Section 2-413(d)]

Section 5.06. CHAIRMAN OF THE BOARD: Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors, if there is such an officer, shall be the chief executive and operating officer of the Corporation. He shall preside at all shareholders' meetings and at all meetings of the Board of Directors, and he shall be an ex officio member of all standing committees of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business affairs, property, and operation of the Corporation and its officers, employees, and agents. He may sign (unless the President or a Vice-President shall have signed) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors. Section 5.07. PRESIDENT: Unless otherwise provided by resolution of the Board of Directors, the President shall, at the request of or in the absence or disability of the Chairman of the Board, or if no Chairman of the Board has been chosen, preside at all shareholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. He may sign (unless the Chairman of the Board or a Vice-President shall have signed) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.08. VICE-PRESIDENT: The Board of Directors shall, from time to time, designate and elect one or more Vice-Presidents (one or more of whom may be designated Executive Vice-President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice-President (or, if there are two (2) or more Vice-Presidents, the Vice-President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President. Any Vice-President may sign (unless the Chairman of the Board, the President, or another Vice President shall have signed) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors.

Section 5.09. TREASURER AND ASSISTANT TREASURERS: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He may countersign (unless an Assistant Treasurer or Secretary or Assistant Secretary shall have countersigned) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors. He shall render to the Board of Directors, whenever directed by the Board of Directors, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty (20) days thereafter at the principal office of the Corporation or, if no annual meeting is held, then within sixty (60) days of the end of the fiscal year. He shall perform the entire acts incidental to the office of the Treasurer, subject to the control of the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. [MGCL, Section 2313; Investment Company Act, Section 30 and ICA Rule 30d-1]

Section 5.10. SECRETARY AND ASSISTANT SECRETARIES: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders and Directors in one or more books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct, and such books, reports, certificates, and other documents required by law to be kept, all of which shall, at all reasonable times, be open to inspection by any Director. He shall countersign (unless the Treasurer, an Assistant Treasurer, or an Assistant Secretary shall have countersigned) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 5.11. SUBORDINATE OFFICERS: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties. [MGCL,
Section 2-412 (b)]

Section 5.12. REMUNERATION: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 thereof.

                                  ARTICLE VI.
                        CUSTODY OF SECURITIES AND CASH

Section 6.01. EMPLOYMENT OF A CUSTODIAN: The Corporation shall place and at all times maintain in the custody of a Custodian (including any subcustodian for the Custodian) all funds, securities, and similar investments owned by the Corporation. The Custodian shall be a bank or other institution meeting the requirements set out in Section 26(a)(1) of the Investment Company Act. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or a part of the securities owned by the Corporation in the custody of a subcustodian or sub-custodians situated within or without the United States. The Custodian shall be appointed and its remuneration fixed by the Board of Directors. [Investment Company Act, Section 28(c)]

                                 ARTICLE VII.
                EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 7.01. EXECUTION OF INSTRUMENTS: All deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board, if there be such an officer, the President, a Vice-President, or the Treasurer, or as the Board of Directors may otherwise authorize, from time to time. Any such authorization may be general or confined to specific instances.

Section 7.02. VOTING OF SECURITIES: Unless otherwise ordered by the Board of Directors, the Chairman of the Board, if there be such an officer, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock. The

Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, Section 2-509(a)]

                                 ARTICLE VIII.
                                 CAPITAL STOCK

Section 8.01. CERTIFICATE OF STOCK:

(a) The Board of Directors may authorize the issuance of some or all shares of stock of the Corporation stock without certificates. At the time of the issuance of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required being on certificates by Section 2-211 of the Maryland Law. [MGCL, Section 2-210]

(b) In the event certificates of stock of the Corporation are to be issued, then such certificates shall be in the form approved by the Board of Directors. Certificates of stock, if any, shall be signed in the name of the Corporation by the Chairman of the Board, if there be such an officer, or the President, or any Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall certify the number and kind of shares owned by the holder thereof in the Corporation. Such certificate may be sealed with the corporate seal of the Corporation. Such signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. [MGCL, Sections 2-210(a), 2-212]

(c) In case any officer, transfer agent, or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer, transfer agent or registrar (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. [MGCL, Section 2-212(c)]

(d) The number of any certificate issued, the name of the person owning the shares represented thereby, the number of such shares, and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

(e) Every certificate exchanged, surrendered for redemption, or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

Section 8.02.     TRANSFER OF CAPITAL STOCK:

(a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose and, if one or more certificates representing such shares have been issued, upon surrender to the Corporation or its transfer agent or agents of such certificate or certificates duly endorsed, or accompanied by appropriate evidence of assignment, transfer, succession, or authority to transfer.

(b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 8.03. TRANSFER AGENTS AND REGISTRARS: The Board of Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates, if any, representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers and shall not be valid unless so countersigned.

Section 8.04. TRANSFER RESTRICTIONS: The shares of stock of the Corporation may be freely transferred; provided, however, that the Board of Directors may, from time to time, adopt lawful rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. [SEE Investment Company Act, Section 22(f)]

Section 8.05. FIXING OF RECORD DATE: The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for any other proper purpose, PROVIDED that such record date shall be a date not more than ninety (90) days nor, in the case of a meeting of shareholders, less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In such case, only such shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. If a record date, as referred to in this section 8.05, is not set: (a) the record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or to notice of any adjournment of such meeting, or to express consent to corporate action in writing without a meeting, shall be the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth (30th) day before such meeting (unless notice has been waived by all shareholders, in which case the record date shall be at the close of business on the tenth (10th) day preceding the date of the meeting); and (b) the record date for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, shall be the close of business on the day on which the resolution of the Board of Directors declaring such dividend, distribution, allotment or exercise of rights is adopted, but the payment of dividend or distribution, or allotment or exercise of rights, as the case may be, may not be made more than sixty
(60) days after the date on which the  resolution is adopted.  [MGCL,  Section
2-511]

Section 8.06. LOST, STOLEN, OR DESTROYED CERTIFICATES: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed, the Board of Directors, or any officer authorized by the Board of

Directors, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate. The issuance of a new certificate under such circumstances shall not constitute an over-issue of the shares represented thereby. [MGCL, Section 2-213]

                                  ARTICLE IX.
                            FISCAL YEAR, ACCOUNTANT

Section 9.01. FISCAL YEAR: The fiscal year of the Corporation shall be the twelve (12) calendar months beginning on the first day of January in each year and ending on the last day of the following December, or such other period of twelve (12) calendar months as the Board of Directors may by resolution prescribe.

Section 9.02. ACCOUNTANT:

(a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify the Corporation's financial statements, which may be filed with various regulatory agencies. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders.

(b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Corporation shall select the accountant, by vote cast in person, at any meeting held before the first annual shareholders' meeting, and thereafter shall select the accountant annually, by vote cast in person, at a meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or within thirty (30) days before the annual shareholders' meeting, if any, held in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual shareholders' meeting. If the holders of a majority vote of the outstanding voting securities at such meeting reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for that purpose. [Investment Company Act, Section 32(a)]

(c) Any vacancy occurring between annual meetings, due to the death or resignation of the accountant, may be filled by the vote of a majority of those members of the Board of Directors who are not "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Corporation, cast in person at a meeting called for the purpose of voting on such action. [Investment Company Act, Section 32(a)]

(d) The employment of the accountant shall be conditioned upon the right of the Corporation by vote of a majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment forthwith without any penalty. [Investment Company Act, Section 32(a)]

                                  ARTICLE X.
          INDEMNIFICATION, ADVANCE PAYMENT OF EXPENSES, AND INSURANCE

Section 10.01. INDEMNIFICATION GENERALLY: The Corporation shall indemnify any individual ("Indemnitee") who is a present or former Director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, who, by reason of his service in that capacity, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent under Maryland Law and the Investment Company Act. [MGCL, Section 2-418(b); Investment Company Act,
Section 17(h)]

Section 10.02. LIMITATIONS ON INDEMNIFICATION: Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of:

(a) willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office;

(b) any act or omission that was material to the matter giving rise to the Proceeding and was the result of active and deliberate dishonesty;

(c) the receipt of an improper personal benefit in money, property, or services, whether or not involving action in an official capacity as that term is defined in Section 2-418 of the Maryland Law ("Official Capacity");

(d) in the case of any criminal Proceeding, the Indemnitee's reasonable cause to believe that the act or omission giving rise to such Proceeding was unlawful; or

(e) an adjudication in a Proceeding by or in the right of the Corporation that the Indemnitee is liable to the Corporation. [MGCL, Section 2-418(b); Investment Company Act, Section 17(h)]

Section 10.03. AUTHORIZATION OF INDEMNIFICATION: Indemnification shall be made by the Corporation to an Indemnitee only if authorized for a specific
Proceeding after a determination has been made that indemnification is permissible under the circumstances because the Indemnitee has met the requisite standard of conduct necessary for indemnification under Maryland Law and the Investment Company Act. Such determination as to permissibility shall be made:

(a) by a court or other body before whom the Proceeding was brought, based on a final decision on the merits, or in the absence of such a decision, then:

(b) by the vote of a majority of a quorum of Directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act nor parties to the Proceeding ("disinterested non-party Directors");

(c) by independent legal counsel, selected in accordance with Maryland Law, in a written opinion; or

(d) by the Corporation's shareholders, except that shares held by Directors who are parties to the Proceeding may not be voted on the subject matter pertaining to the Proceeding.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that
indemnification   is  permissible  is  made  by  independent   legal  counsel,
authorization of indemnification and determination as to reasonableness of expenses shall be made by such counsel in the manner specified by Maryland Law. [MGCL, Section 2-418(e)]

Section 10.04. ADVANCE PAYMENT OF EXPENSES: The Corporation shall pay any reasonable expenses so incurred by any Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent permitted by applicable law, but only upon receipt of: (a) a written affirmation by the Indemnitee of his good faith belief that the requisite standard of conduct necessary for indemnification under Maryland Law and the Investment Company Act has been met and (b) a written undertaking by such Indemnitee to repay the advance if it is ultimately determined that such standard of conduct has not been met, and if one of the following conditions is met: (i) the Indemnitee provides a security for his undertaking; (ii) the Corporation is insured against losses arising by reason of any lawful advances; or (iii) a majority of disinterested non-party Directors or independent legal counsel in a written opinion determines, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification. [MGCL, Section 2-418(f); Investment Company Act Section 17(h)]

Section 10.05. NON-EXCLUSIVITY OF INDEMNIFICATION. The indemnification and advancement of expenses herein authorized are not deemed to be exclusive of any other rights, by indemnification or otherwise, to which an Indemnitee may be entitled under the Articles of Incorporation, these By-Laws, a resolution of the shareholders or Directors, an agreement or otherwise, both as to action in an Official Capacity and as to action in another capacity while holding such office. [MGCL, Section 2-418(g)]

Section 10.06. REPORT OF INDEMNIFICATION TO SHAREHOLDERS. If arising out of a Proceeding by or in the right of the Corporation, any indemnification of, or advance of expenses to, any Indemnitee, shall be reported promptly in writing to the Corporation's shareholders. [MGCL, Section 2-418(1)]

Section 10.07. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS: To the fullest extent permitted by applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have the power to indemnify against such liability. [MGCL, Section 2-418(k); Investment Company Act, Section 17(h)]

                                  ARTICLE XI.
                                  AMENDMENTS

Section 11.01. GENERAL: Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the Shareholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

(a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new by-law; or

(b) the Directors present at any regular or special meeting at which a quorum is present if the notice or waiver of notice thereof or material sent to the Directors in connection therewith on or prior to the last date for the giving of such notice under these By-Laws shall have specified or summarized the proposed amendment, alteration, repeal, or new by-law. [MGCL, Section 2-109]

Section 11.02. BY SHAREHOLDERS ONLY:

(a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Corporation if the shareholders shall have provided in the By-Laws that such section may not be amended, altered, or repealed except by the shareholders.

(b) From and after the issuance of any shares of the Corporation, no amendment of this Article XI shall be made except by the shareholders of the Corporation.
                                                                          -END-
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